Exhibit 10.4.1

AMENDMENT NO. 1

TO

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of September 1, 2011, is entered into by and among Onex Partners III LP, a Delaware limited partnership (“Onex”), and JELD-WEN Holding, inc., an Oregon corporation (the “Company”).

WHEREAS, Onex, Onex Advisor III LLC, Onex Partners III GP LP, Onex Partners III PV LP, Onex Partners III Select LP, Onex US Principals LP, Onex Corporation, Onex American Holdings II LLC, BP EI LLC, 1597257 Ontario Inc. and the Company are parties to that certain Amended and Restated Stock Purchase Agreement, dated as of July 29, 2011 (as amended, modified or supplemented from time to time in accordance with its terms, the “Stock Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement; and

WHEREAS, Onex and the Company wish to amend the Stock Purchase Agreement in accordance with 11.4 thereof.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE STOCK PURCHASE AGREEMENT

Section 1.1 The Stock Purchase Agreement is hereby amended as follows:

(a) Section 1.1 of the Stock Purchase Agreement is hereby amended as follows:

(i) The following definitions therein are hereby amended and restated in their entirety as follow:

“Closing Series A Investment Amount” means $650 million.

“Consolidated Cash” means, as of any date, the consolidated cash and cash equivalents of the Company and its Subsidiaries, excluding cash held in escrow for the benefit of any third party and any other restricted cash to the extent the obligation secured by the applicable escrow or restriction is not included in Consolidated Indebtedness, calculated in accordance with GAAP as consistently applied by the Company; provided, however, that for purposes of determining Consolidated Cash for purposes of Sections 4.2 and 8.2(q), Consolidated Cash means the foregoing, plus (a) up to $1.5 million to be loaned by the Company to the Richard L. Wendt Revocable Living Trust between pricing of the Notes and the Closing pursuant to a promissory note in form and substance reasonably satisfactory to Onex which provides that (i) the Company shall offset amounts owing from proceeds payable to the borrower in the Tender Offer and (ii) amounts owing thereunder shall otherwise unconditionally be due and payable in full on the first Business Day following the closing or withdrawal of the Tender Offer, minus (b) $25 million.

“Escrowed Series A Purchase Price” means $50 million.

“Series A Equity Value Increase” means $625 million.

(b) Section 4.2 of the Stock Purchase Agreement is amended to add a new section (h), reading in its entirety as follows:

“(h) For purposes of calculating Estimated Consolidated Cash, Final Consolidated Cash, Estimated Total Shares Outstanding and Final Total Common Shares Outstanding, if the Company has not redeemed shares of Common Stock from the ESOP necessary to fund the ESOP’s 2011 diversification payment prior to the Closing Date, then such transaction shall be deemed to occur on the Closing Date, effective immediately prior to the Closing.”

(c) Section 7.16 of the Stock Purchase Agreement is amended by deleting the reference to “$100,000,000” appearing in the first sentence thereof, and substituting therefor “$75,000,000”.

(d) Section 8.2(k) of the Stock Purchase Agreement is amended by deleting the reference to “$560 million” appearing therein, and substituting therefor “$435 million”.

(e) The definition of “Notes” appearing in Section 8.2(k) of the Stock Purchase Agreement is amended by deleting the reference to “six (6) years” appearing therein, and substituting therefor “five (5) years”.

(f) The definition of “Revolver” appearing in Section 8.2(k) of the Stock Purchase Agreement is amended (i) by deleting the reference to “$250 million” appearing therein and substituting therefor “$300 million” and (ii) by deleting the reference to “5 years” appearing in clause (3) therein and substituting therefor “54 months.”

(g) Schedule I of the Stock Purchase Agreement (Investor Percentage) is amended and restated in its entirety as set forth on Schedule I hereto.

(h) Exhibit A to the Stock Purchase Agreement (Amended and Restated Articles) is amended as follows:

(i) The second reference to “(B)” in Section A(2)(b) of Article IV is amended by deleting such reference, and substituting therefor “(ii)”;

(ii) Article XIII is amended as follows:

(a) The definition of “Equity Constant” is amended by deleting the reference to “234.00” appearing therein, and substituting therefor “235.15”;

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(b) The definition of “Series A Initial Investment Amount” is amended by deleting the reference to “$675 million” appearing therein, and substituting therefor “$700 million”; and

(c) The definition of “Tender Offer” is amended by deleting the reference to “$100 million” appearing therein, and substituting therefor “$75 million”.

(i) Exhibit D to the Stock Purchase Agreement (Shareholders Agreement) is amended as follows:

(i) Section 2(g) is amended by deleting the reference therein to “Section 2” and substituting therefor “Section 3”; and

(ii) Section 14(e) is amended to add the following at the end of such section:

“The provisions of this Agreement shall not apply to shares of capital stock owned by any Investor that were received as a distribution from the ESOP if application to such shares, which may be fewer than all of the shares owned by such Investor, would violate applicable law.”

(j) Section 2.15(8) of Exhibit E to the Stock Purchase Agreement (Amended Bylaws) is amended deleting the reference to “$100 million” appearing in the definition of “Tender Offer”, and substituting therefor “$75 million”.

(k) Exhibit I to the Stock Purchase Agreement (Final Articles) is amended as follows:

(i) The second reference to “(B)” in Section A(2)(b) of Article IV is amended by deleting such reference, and substituting therefor “(ii)”; and

(ii) Article XIII is amended to delete the reference to “$100 million” appearing in the definition of “Tender Offer”, and substitute therefor “$75 million”.

(l) Section 3 of Exhibit K to the Stock Purchase Agreement (Escrow Agreement) is amended by deleting the reference to “$75,000,000” appearing in the first sentence thereof, and substituting therefor “$50,000,000”.

(m) The Company Disclosure Schedule is amended as follows:

(i) Item (a)(5) of Section 5.4 is amended and restated to read in its entirety as set forth on Annex A hereto; and

(ii) Section 7.16 is amended and restated in its entirety as set forth on Annex B hereto.

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ARTICLE II

MISCELLANEOUS

Section 2.1 Except as otherwise provided herein, all of the terms, covenants and other provisions of the Stock Purchase Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

Section 2.2 This Amendment may be executed in two or more counterparts, including by facsimile transmission, each of which shall be deemed an original, and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement.

Section 2.3 This Amendment is made pursuant to, and shall be construed and enforced in accordance with, the Laws of the State of Delaware, irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of Law that would give effect to the Laws of another jurisdiction.

* * * * *

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

COMPANY:	JELD-WEN HOLDING, INC.

	By:	/s/ Ronald L. Saxton
	Name:	Ronald L. Saxton
	Title:	Executive Vice President and Secretary

ONEX:	ONEX PARTNERS III LP

	By:	Onex Partners III GP LP, its General Partner
	By:	Onex Partners Manager LP, its Agent
	By:	Onex Partners Manager GP ULC, its General Partner

		By:	/s/ Robert M. Le Blanc
		Name:	Robert M. Le Blanc
		Title:	Managing Director

		By:	/s/ Joshua Hausman
		Name:	Joshua Hausman
		Title:	Principal

Signature Page to Amendment No. 1 to

Amended & Restated Stock Purchase Agreement

Schedule I

Investor Percentages

Investor	Shares (%)	Bridge Notes (%)
1597257 Ontario Inc.	—	1.16249620549823%
BP EI LLC	1.80929528571429%	—
Onex Advisor III LLC	1.16249614285714%	—
Onex American Holdings II LLC	32.84097128571430%	—
Onex Corporation	—	34.65026616680120%
Onex Partners III GP LP	1.61251942857143%	1.61251977408213%
Onex Partners III LP	60.49615314285710%	60.49615416365540%
Onex Partners III PV LP	0.77142757142857%	0.77142745143451%
Onex Partners III Select LP	0.19477857142857%	0.19477860037809%
Onex US Principals LP	1.11235857142857%	1.11235763815047%

Schedule I

Annex A

Item (a)(5) of Section 5.4

of the Company Disclosure Schedule

“5.	Post Closing Capitalization (Pre-Tender Offer)

Common Stock Authorized:	22,000,000 shares
Preferred Stock Authorized:	8,000,000 shares

Common Stock Outstanding:	2,508,857 shares	[1]
Series A Convertible Preferred Stock Outstanding:	2,765,957 shares	[2]”

[1]	The Company will redeem shares for interest payments owed by certain shareholders to South Valley Bank & Trust between the Effective Date and Closing. These redemptions are expected to total 59 shares (at $364 per share). In addition, the Company will redeem shares for interest payments on JELD-WEN, inc. and Company loans. These redemptions are expected to occur after Closing and to total 396 shares (at $364 per share), but some or all of the redemptions may occur prior to Closing.
[2]	Assumes share price of $235 per share.

Annex A

Annex B

Section 7.16

Use of Proceeds

Sources

1.	Investors’ investment and financing	$650-700 million
2.	Investors’ Initial Bridge Principal Amount	$188,878,552

Uses

1.	Share redemption	Up to $75 million
2.	Completion of Louisiana facility	$25 million
3.	Investors’ transaction expenses	$2.5 million
4.	Competition filing fees (estimated)	$200,000
5.	Company’s professional fees (estimated)	$5 million
6.	Make-whole payment (estimated)	$50 million
7.	Repayment of existing indebtedness	Balance

Annex B